CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated March 21, 1995, included in IVAX Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.

                                   ARTHUR ANDERSEN LLP

Miami, Florida
June 28, 1995